Exhibit (4)

            SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT (the "Second Amendment") dated as of October 20, 1995 is to that Credit Agreement dated as of April 29, 1994 as amended by that First Amendment dated as of February 28, 1995 (as amended and modified thereby and hereby and as further amended and modified from time to time hereafter, the "Credit Agreement"; terms used but not otherwise defined herein shall have the meanings assigned in the Credit Agreement), by and among OWENS & MINOR, INC., a Virginia corporation (formerly known as O & M Holding, Inc.) (the "Borrower"), CERTAIN OF ITS SUBSIDIARIES identified as a "Guarantor" in the definition thereof and on the signature pages hereof (hereinafter sometimes referred to individually as a "Guarantor" and collectively as the "Guarantors"), the various banks and lending institutions identified on the signature pages hereto (each a "Bank" and collectively, the "Banks"), NATIONSBANK, N.A. (formerly known as NationsBank of North Carolina, N.A.) as agent (in such capacity, the "Agent"), CHEMICAL BANK and CRESTAR BANK as co-agents (in such capacity, the "Co-Agents") and NATIONSBANK, N.A. (formerly known as NationsBank of North Carolina, N.A.) as administrative agent for the Banks (in such capacity, the "Administrative Agent").

                     W I T N E S S E T H

     WHEREAS, the Banks have established a $425,000,000 credit facility for the benefit of the Borrower pursuant to the terms of the Credit Agreement;

     WHEREAS, the Borrower has requested modification of certain covenants contained in the Credit Agreement; and

     WHEREAS, the Required Banks have agreed to the requested modifications for and on behalf of the Banks on the terms and conditions set forth herein;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     A. The Credit Agreement is amended in the following respects:

          1. The following definitions in Section 1.01 are amended and modified to read as follows:

          "Consolidated Operating EBITDA" means, for the applicable period ending as of a Determination Date, the sum of Consolidated Net Income plus (to the extent deducted in determining Consolidated Net Income)

               (i) all provisions for any Federal, state or other income taxes,

               (ii) depreciation, amortization and other non-cash charges, including without limitation any accrual necessary for purposes of conforming with Financial Accounting Standards Board
          Statement Number 106 (as defined by generally accepted accounting principles) to the extent that the accrued portion thereof constitutes a non-cash charge,

               (iii) Interest Expense, and

               (iv) restructuring costs taken in fiscal year 1995,

     for the Borrower and its Restricted Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles.

          "Eligible Inventory" means, as of any date of determination, the aggregate book value (based on a FIFO valuation) of all inventory of the Credit Parties on a consolidated basis after deducting allowances or reserves relating thereto, as shown on the books and records of the Credit Parties.

          2. The table in Section 2.05, regarding the Applicable Margin, is amended and modified to read as follows:

                                Applicable Margin

                                Eurodollar Loans and          Base Rate
          Consolidated Total    Fed Fund Swingline Loan       Loan
          Debt to Consolidated
          Capitalization        Fixed Charge   Coverage Ratio:
Ratings   Ratio                 <1.0:1.0        =>1.0:1.0

          >=60%                 1.125%         1.125%         .25%
BB/Ba2    <60% but >=55%        1.000%         1.000%         .25%
BB+/Ba1   <55% but >=50%        1.000%         .875%           0%
BBB-/Baa3 <50% but >=45%        1.000%         .750%           0%
BBB/Baa2  <45% but >=40%        1.000%         .625%           0%
BBB+/Baa1 <40%                  1.000%         .500%           0%

         3. Subsections (d) and (e) of Section 6.11, regarding the Leverage Ratio and Fixed Charge Coverage
Ratio, are amended and modified and a new subsection (f) is added to Section 6.11, regarding Operating EBITDA,to read as follows:

     (d) Leverage Ratio. On each Determination Date the ratio of Consolidated Total Debt to Consolidated Total
Capitalization will not exceed:

                                   Leverage Ratio
         From the Closing Date through
              and including the fiscal
              quarter ending on
              June 30, 1996        .65 to 1.0

         Thereafter                .60 to 1.0

     (e)  Fixed Charge Coverage Ratio.  As of each
Determination Date for the Applicable Period set forth below, the Fixed Charge Coverage Ratio will not be less than:

                                        Fixed Charge
                                        Coverage Ratio

     For the fiscal quarter ending
     on September 30, 1995              1.0 to 1.0


     For the fiscal quarter ending
     on December 31, 1995               .80 to 1.0

     For the fiscal quarter ending
     on March 31, 1996                  .75 to 1.0

     For the fiscal quarter ending
     on June 30, 1996                   .70 to 1.0

     For the fiscal quarter ending
     on September 30, 1996              .90 to 1.0

     For the fiscal quarter ending
     on December 31, 1996 through
     and including the fiscal
     quarter ending on June 30, 1997    1.15 to 1.0

     For the fiscal quarter ending
     on September 30, 1997 and
     thereafter                         1.25 to 1.0

The Applicable Period for which the Fixed Charge Coverage
Ratio shall be determined shall be for the period of four consecutive fiscal quarters ending as of the Determination
Date, except that determination of current maturities of Funded Debt and current maturities of Capitalized Leases under subsection (iii) of the definition of Consolidated
Fixed Charges shall be for a period of four consecutive quarters beginning on the Determination Date.

     (f)  Consolidated Operating EBITDA.  As of each
Determination Date to occur during the period from October
20, 1995 (being the date of the Second Amendment to Credit
Agreement) through December 31, 1996 (being the last day of the Borrower's fiscal year 1996), Consolidated Operating
EBITDA for the fiscal quarter then ending will not be less than:

        For the Fiscal Quarter
               Ending

         December 31, 1995              $ 9,500,000

         March 31, 1996                 $17,000,000

         June 30, 1996                  $17,500,000

         September 30, 1996             $18,000,000

         December 31, 1996              $19,000,000

     B. The Borrower agrees to pay in connection with this Second Amendment a non-refundable fee of $425,000
(representing 10 b.p. on the aggregate amount of the Revolving Commitments) to the Agent for the ratable benefit of the Banks.

     C.  The Borrower hereby represents and warrants that:

         (i) any and all representations and warranties made by the Borrower and contained in the Credit
     Agreement (other than those which expressly relate to a prior period) are true and correct in all material respects as of the date of this Second Amendment; and

         (ii) No Default or Event of Default currently exists and is continuing under the Credit Agreement as of the date of (after giving effect to) this Second
     Amendment.

     D. This Second Amendment shall not be effective until receipt by the Administrative Agent of the following in form and substance satisfactory to the Banks:

         1.   Executed Documents.  Executed copies of
     this Second Amendment and related documentation by the Borrower, the Guarantors and the Required Banks.

         2.   Legal Opinions.  Legal opinions of Drew
     St.J. Carneal, Esq., Senior Vice President and
     Corporate Counsel of the Borrower, and Hunton &
     Williams, special counsel to the Borrower and the Guarantors, addressed to the Administrative Agent and the Banks in form acceptable to the Administrative
     Agent and the Required Banks.

         3. Other Information. Such other information and documents as the Administrative Agent may reasonably request.

     E. The Borrower will execute such additional documents as are reasonably requested by the Administrative
Agent to reflect the terms and conditions of this Second
Amendment.

     F. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Schedules) remain in full force and effect.

     G. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Second Amendment, including without limitation the reasonable fees and expenses of Moore & Van
Allen, PLLC, special counsel to the Administrative Agent.

     H. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Second Amendment to produce or account for more than one such counterpart.

     I. This Second Amendment and the Credit Agreement, as amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with the laws of the Commonwealth of Virginia.

        [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to Credit
Agreement to be duly executed under seal and delivered as of the date and year first above written.


BORROWER:
                         OWENS & MINOR, INC.,
                         a Virginia corporation
                         (formerly known as O & M
                         Holding, Inc.)


                         By____________________________

                         Title_________________________


GUARANTORS:
                         OWENS & MINOR MEDICAL, INC.
                         a Virginia corporation
                         (formerly known as Owens &
                         Minor, Inc.)


                         By____________________________

                         Title_________________________


                         NATIONAL MEDICAL SUPPLY
                         CORPORATION
                         a Delaware corporation


                         By____________________________

                         Title_________________________


                         OWENS & MINOR WEST, INC.
                         a California corporation


                         By____________________________

                         Title_________________________


                         KOLEY'S MEDICAL SUPPLY, INC.
                         a Nebraska corporation


                         By____________________________

                         Title_________________________

                                           Signature Pages to
                         Owens & Minor, Inc. Second Amendment


                         LYONS PHYSICIAN SUPPLY COMPANY
                         an Ohio corporation

                         By____________________________

                         Title_________________________


                         A. KUHLMAN & COMPANY
                         a Michigan corporation

                         By____________________________

                         Title_________________________


                         STUART MEDICAL, INC.
                         a Pennsylvania corporation


                         By____________________________

                         Title_________________________

BANKS:

                         NATIONSBANK, N.A.,
                         individually in its capacity
                         as a Bank and in its capacity
                         as Agent and Administrative
                         Agent (formerly known as
                         NationsBank, N.A. (Carolinas)
                         which was formerly known as
                         NationsBank of North Carolina,
                         N.A.)

                         By____________________________
                            Michael B. Andry,
                            Vice President


                         CHEMICAL BANK,
                         individually in its capacity
                         as a Bank and in its capacity
                         as a Co-Agent


                         By

                         Title


                         CRESTAR BANK,
                         individually in its capacity
                         as a Bank and in its capacity
                         as a Co-Agent

                         By

                         Title


                                           Signature Pages to
                         Owens & Minor, Inc. Second Amendment

                         BANK OF AMERICA NT & SA

                         By____________________________

                         Title_________________________



                         THE BANK OF NOVA SCOTIA

                         By____________________________

                         Title_________________________


                         FIRST UNION NATIONAL BANK OF
                         VIRGINIA

                         By____________________________

                         Title_________________________


                         PNC BANK, NATIONAL ASSOCIATION

                         By____________________________

                         Title_________________________


                         BANK OF MONTREAL

                         By____________________________

                         Title_________________________


                         THE BANK OF NEW YORK

                         By____________________________

                         Title_________________________


                         MELLON BANK, N.A.

                         By____________________________

                         Title_________________________


                         NATWEST BANK N.A. (formerly
                         known as National Westminster
                         Bank USA)

                         By____________________________

                         Title_________________________

                                           Signature Pages to
                         Owens & Minor, Inc. Second Amendment


                         NBD BANK

                         By____________________________

                         Title_________________________


                         THE SANWA BANK LTD.

                         By____________________________

                         Title_________________________


                         SHAWMUT BANK CONNECTICUT N.A.

                         By____________________________

                         Title_________________________


                         SIGNET BANK/VIRGINIA

                         By____________________________

                         Title_________________________


                         WACHOVIA BANK OF NORTH
                         CAROLINA, N.A.

                         By____________________________

                         Title_________________________




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